Exhibit 10.1 Form Stock Purchase Agreement

STOCK PURCHASE AGREEMENT

CUI Global, Inc.

20050 SW 112th Avenue

Tualatin, OR 97062

The undersigned Investor (the “Investor”) hereby agrees with CUI Global, Inc. (“CUI”) as follows:

1.          Sale of the Shares. The Investor hereby agrees to buy from CUI and CUI hereby agree to sell to the Investor the following shares of restricted common stock: ____________________________________ (______) shares of restricted Common Stock of CUI Global, Inc. (the “Purchased Shares”) in accordance with the terms stated in this Agreement.

2.          Purchase Price. The purchase price for the total number of Purchased Shares stated in the paragraph immediately above is _________________ dollars ($_________.00). The price per share is $4.50 which price was agreed upon by the parties as the result of negotiations.

3.          Delivery of Certificates Representing the Purchased Shares. CUI shall deliver to the Investor a certificate, free of liens or encumbrances, representing entitlement to that number of the Purchased Shares as soon as practicable after the payment of the Purchase Price.

4.          Representations and Warranties of the Investor. The Investor represents and warrants to and agrees with CUI as follows:

(a)          The Investor is acquiring the Purchased Shares for his own account for investment purposes only and not with a view to, or for resale in connection with any “distribution” thereof within the meaning of the Securities Act of 1933 (“Securities Act”). The Investor understands that the transfer of the Purchased Shares to the Investor has not been registered under the Securities Act nor qualified under applicable state securities laws in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Investor’s investment intent as expressed herein.

(b)	The Investor understands that the Purchased Shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. In addition, the Investor understands that the certificates evidencing the Purchased Shares will bear a legend which prohibits the transfer of the Purchased Shares except pursuant to an effective registration statement under the Securities Act and applicable state securities laws covering such transfer or an opinion of counsel satisfactory to the Company that such registration is not required.
(c)	At the time of the exercise of this Agreement, the Investor received disclosure concerning the Company and had access to the Company and its management for information concerning the Company and its affairs. The Investor has such knowledge and experience in financial and business matters that the Investor is able to evaluate the merits and risks of the Investor’s investment in the Purchased Shares.
(d)	The Investor has net worth individually or with the Investor’s spouse in excess of $1,000,000 or income in excess of $200,000 in each of the two most recent years or joint income with the Investor’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year or the Investor is otherwise an accredited investor under Regulation D under the Securities Act.
(e)	The Investor understands that an investment in the Purchased Shares is a high-risk investment, which could result in a total loss to the Investor.

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(f)	The Investor is familiar with the provisions of Rule 144 promulgated under the Securities Act, which, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof in a nonpublic offering subject to the satisfaction of certain conditions. The securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires among other things: (1) the availability of certain public information about the Company; (2) the resale occurring not less than one year after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold and (3) in case of an affiliate, or of a nonaffiliate who has held the securities less than one year, the sale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934) and the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable.

5.          Adjustment for Stock Split. All references to the number of Purchased Shares in this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend or other change in the Purchased Shares which may be made by the Company after the date of this Agreement prior to the issuance to the Investor of certificates representing the Purchased Shares.

6.	General Provisions.

(a)	The laws of the State of Colorado shall govern this Agreement. This Agreement represents the entire Agreement between the parties with respect to the purchase of the Purchased Shares by the Investor and may only be modified or amended in writing signed by all parties.

(b)	Any notice, demand or request required or permitted to be given by the parties hereto pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, First Class with postage prepaid and addressed to the parties at the addresses of the parties set forth herein or such other address as a party may notify the others in writing.

(c)          The rights and obligations of the Investor under this Agreement may only be assigned with the prior written consent of CUI which consent shall not be unreasonably withheld.

(d)	Any party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of any party’s right to assert all other legal remedies available to such party under the circumstances.

 (e)          The Investor agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purpose or intent of this Agreement.

 (f)          This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(g)         Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Investor and CUI and their respective successors and assigns

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR THE SECURITIES COMMISSION OF ANY STATE, NOR HAS ANY SUCH COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PURCHASE AGREEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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THE SECURITIES OFFERED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. PROSPECTIVE INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement on the ___ day of March 2012.

CUI Global, Inc.	The Investor:

by:
(William J. Clough, President/CEO)
Investor’s Name and Address

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